Dechert LLP

1900 K Street, NW
Washington, DC  20006-1110

+1  202  261  3300  Main

+1  202  261  3333  Fax

www.dechert.com

May 23, 2016

VIA EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Attention:

Edward Bartz

Re:

Fidelity Aberdeen Street Trust (the “Trust”)

Fidelity Advisor Freedom 2005 Fund	Fidelity Freedom Index 2005 Fund
Fidelity Advisor Freedom 2010 Fund	Fidelity Freedom Index 2010 Fund
Fidelity Advisor Freedom 2015 Fund	Fidelity Freedom Index 2015 Fund
Fidelity Advisor Freedom 2020 Fund	Fidelity Freedom Index 2020 Fund
Fidelity Advisor Freedom 2025 Fund	Fidelity Freedom Index 2025 Fund
Fidelity Advisor Freedom 2030 Fund	Fidelity Freedom Index 2030 Fund
Fidelity Advisor Freedom 2035 Fund	Fidelity Freedom Index 2035 Fund
Fidelity Advisor Freedom 2040 Fund	Fidelity Freedom Index 2040 Fund
Fidelity Advisor Freedom 2045 Fund	Fidelity Freedom Index 2045 Fund
Fidelity Advisor Freedom 2050 Fund	Fidelity Freedom Index 2050 Fund
Fidelity Advisor Freedom 2055 Fund	Fidelity Freedom Index 2055 Fund
Fidelity Advisor Freedom 2060 Fund	Fidelity Freedom Index 2060 Fund
Fidelity Advisor Freedom Income Fund	Fidelity Freedom Index Income Fund
Fidelity Freedom 2005 Fund	Fidelity Freedom K 2005 Fund
Fidelity Freedom 2010 Fund	Fidelity Freedom K 2010 Fund
Fidelity Freedom 2015 Fund	Fidelity Freedom K 2015 Fund
Fidelity Freedom 2020 Fund	Fidelity Freedom K 2020 Fund
Fidelity Freedom 2025 Fund	Fidelity Freedom K 2025 Fund
Fidelity Freedom 2030 Fund	Fidelity Freedom K 2030 Fund
Fidelity Freedom 2035 Fund	Fidelity Freedom K 2035 Fund
Fidelity Freedom 2040 Fund	Fidelity Freedom K 2040 Fund
Fidelity Freedom 2045 Fund	Fidelity Freedom K 2045 Fund
Fidelity Freedom 2050 Fund	Fidelity Freedom K 2050 Fund
Fidelity Freedom 2055 Fund	Fidelity Freedom K 2055 Fund
Fidelity Freedom 2060 Fund	Fidelity Freedom K 2060 Fund
Fidelity Freedom Income Fund	Fidelity Freedom K Income Fund (the “Funds”)

File Nos. 033-43529 and 811-06440

Post-Effective Amendment No. 78

Dear Mr. Bartz:

Dechert LLP serves as counsel to the above-referenced Funds in connection with Post-Effective Amendment No. 78 to the Trust’s Registration Statement on Form N-1A (the “Amendment”), which accompanies this letter.  In that capacity, I have reviewed a draft of the Amendment, which has been prepared and finalized by Fidelity Management & Research Company (“FMR”).  FMR has represented to me that no material changes have been made to the Amendment between the version reviewed by me and the version being filed electronically.

Pursuant to paragraph (b)(4) of Rule 485, I represent that, to my knowledge, based upon my review of a draft of the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Megan C. Johnson

Megan C. Johnson

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